Exhibit 10.10

INTERCONTINENTALEXCHANGE, INC.
2004 RESTRICTED STOCK PLAN

Effective September 20, 2004

     1. PURPOSE

     IntercontinentalExchange, Inc. (the “Corporation”) hereby establishes the IntercontinentalExchange, Inc. 2004 Restricted Stock Plan (the “Plan”). The Plan is intended to attract Employees with outstanding qualifications to the Corporation and its subsidiaries, and to retain and reward these Employees of the Corporation by providing an opportunity to obtain a proprietary interest in the Corporation.

     2. DEFINITIONS

     The following words and phrases when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

     (a) “Act” shall mean the Securities Act of 1933, as amended from time to time, and all rules promulgated thereunder.

     (b) “Award” means an award of Shares or units that convert to Shares.

     (c) “Award Agreement” means an agreement evidencing an Award as described in Section 5(a).

     (d) “Board” shall mean the board of directors of the Corporation.

     (e) “Committee” shall mean the Compensation Committee of the Board . In addition, the Board shall have all the powers of the Committee.

     (f) “Corporation” shall mean IntercontinentalExchange, Inc., a Delaware corporation.

     (g) “Employee” shall mean an individual who

          (1) is employed (within the meaning of Section 3401 of the Internal Revenue Code) by the Corporation or its Subsidiaries and is a member of a select group of management or highly compensated employees within the meaning of Sections 201(1), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974, or

          (2) is a director of the Corporation.

     (h) “Grantee” shall mean an Employee who has been granted an Award.

     (i) “Plan” shall mean this IntercontinentalExchange, Inc. 2004 Restricted Stock Plan, as it may be amended from time to time.

     (j) “Share” shall mean one share of Stock, adjusted under Section 7 of the Plan (if applicable).

     (k) “Stock” shall mean the Class A Common Stock, Series 2, par value $0.01 per Share, of the Corporation.

     (l) “Subsidiary” shall mean any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if, at the time of the grant of an Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

     3. EFFECTIVE DATE

     The Plan has been adopted by the Board, effective as of September 20, 2004. Approval of the Corporation’s stockholders is not necessary.

     4. ADMINISTRATION

     The Plan shall be administered and interpreted by the Committee. The Committee shall from time to time, in its sole and absolute discretion, select the Employees who are to be granted Awards and determine the number of Shares to be in each Award. A Committee member shall in no event participate in any determination relating to Awards held by or to be granted to such Committee member. The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final and shall be given the maximum deference permitted under the law. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. TERMS AND CONDITIONS OF AWARDS

     Awards provide for the transfer to an Employee of Shares that are subject to certain specified restrictions and limitations. The Committee will determine to whom an Award will be made, the number of Shares subject to the Award, the restrictions to which the Shares will be subject, and all other terms and conditions of the Award, subject to the following:

     (a) Award Agreements. All Awards made pursuant to the Plan will be evidenced by written Award Agreements in such form (which need not be the same for each Grantee) as the Committee shall from time to time determine. The Award Agreements shall comply with and be subject to the terms and conditions of the Plan. An Award must be accepted by the Grantee’s execution and delivery of the Award Agreement to be valid. If the Grantee does not execute and deliver the Award Agreement within 30 days of receipt, the Committee may revoke the Award.

     (b) Number of Shares. Each Award Agreement shall state the number of Shares to which the Award pertains and shall provide for adjustment under Section 7.

     (c) Consideration for Awards. Awards may be for past services, for future services, for the surrender of options granted under the IntercontinentalExchange, Inc. 2000 Stock Option Plan, or for any other consideration, provided that at least the par value of each Share transferred pursuant to an Award must be for consideration other than future services.

     (d) Vesting and Forfeiture. The Award Agreement will provide a vesting schedule. Vesting may be immediate or deferred. Vesting may be time-based or performance-based. Vesting may be accelerated by events such as a change in control, an initial public offering (IPO), a sale of the Corporation or all or substantially all of the Corporation’s assets, death or disability of the Grantee, but may not be deferred for more than ten (10) years. If the Grantee ceases to be an Employee, any unvested Shares shall be forfeited and the Corporation shall pay the Grantee $0.01 for each unvested Share, whether or not the Shares have been issued. For this purpose, a Grantee shall be treated as continuing to be an Employee while the Grantee is on military leave, sick leave, or any other bona fide leave of absence (to be determined in the sole and absolute discretion of the Committee).

     (e) Time of Issuance. Each Award Agreement shall state the time that the Shares shall be issued to the Grantee. The issuance may be immediate (as soon as administratively feasible) or deferred (at any later time, provided that the issuance may not be more than ten years after the effective date of the Award), before or after vesting. Issuance may be accelerated by events such as a change in control, an initial public offering (IPO), sale of the Corporation or all or substantially all of the Corporation’s assets, or termination of employment, but may not be deferred for more than ten (10) years. Upon issuance, the Shares shall be fully paid and nonassessable and shall be issued in the name of the Grantee. However, at the request of the Grantee, the Shares may be issued in the names of the Grantee and his or her spouse (i) as joint tenants with right of survivorship, (ii) as community property, or (iii) as tenants in common without right of survivorship or may be issued in the name of a child or a family trust.

     (f) Withholding. If the Corporation determines that it should withhold local, state, Federal or foreign taxes with respect to Shares (upon the issuance of Shares pursuant to an Award, at the time of vesting, or at any other time), the Grantee shall be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

     (g) Right of First Refusal. Any Shares issued pursuant to an Award which are not readily tradeable on an established market shall be subject to a “right of first refusal.” Under the right of first refusal, prior to any subsequent transfer, the Shares must first be offered for purchase in writing to the Corporation at the then fair market value. The price specified in a bona fide written offer from an independent prospective buyer will be deemed to be the fair market value of such Shares for this purpose. The Corporation will have thirty (30) days to exercise the right of first refusal on the same terms offered by an independent prospective buyer. The Corporation may assign any right of first refusal it may have, whether or not then exercisable, to such person or as may be selected by the

Corporation. The right of first refusal shall terminate upon the effective date of the Corporation’s initial public offering (IPO).

     (h) Nontransferability of Awards. During the lifetime of the Grantee, the Award shall not be assignable or transferable. In the event of the Grantee’s death, the Award shall not be transferable by the Grantee other than by will or the laws of descent and distribution. These restrictions apply only to Awards. They do not apply to Shares that have been issued.

     (i) Rights as Stockholder. A Grantee, or a transferee of a Grantee, shall have no rights as a stockholder with respect to any Shares covered by his or her Award until the Shares are issued. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions, or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 7.

     (j) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Awards or accept the cancellation of outstanding Awards (to the extent the Shares have not been issued) for the granting of new Awards in substitution therefore. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Grantee, alter or impair any rights or obligations under any Award previously granted.

     (k) Cancellation and Rescission. If a Grantee who has a contract of employment that defines Grantee’s obligations with respect to competition with the Corporation violates such obligations, or if a Grantee that has no such contract either renders services for any organization or business which is or becomes competitive with the Corporation or engages directly or indirectly in any organization or business which is or becomes otherwise prejudicial to or in conflict with the interests of the Corporation, prior to or during a six-month period after the later of the issuance of Shares pursuant to an Award or the vesting of the Shares, such issuance shall be cancelled and rescinded. The Committee shall notify the Grantee in writing of any such cancellation and rescission within two years after such exercise. Within ten days after receiving such notice from the Committee, the Grantee shall pay to the Corporation the amount of any gain realized or payment received as a result of the cancelled and rescinded issuance of Shares.

     (l) Other Provisions. The Award agreements may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

     6. TERM OF PLAN

     Awards may be granted pursuant to the Plan until the expiration of the Plan on September 19, 2014.

     7. RECAPITALIZATIONS

     The number of Shares covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

     Subject to the provisions of Section 9, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.

     To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

     Except as expressly provided in this Section 7 and Section 9,

     (a) the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, or spin-off of assets or stock of another corporation, and

     (b) any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to an Award.

     The grant of an Award under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     8. RESTRICTIONS ON SHARES ISSUED

     The Corporation (or a representative of the Corporation’s underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Corporation, require that Grantee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Shares or other securities of the Corporation held by Grantee, for a period of time specified by the underwriter(s) (not to exceed 12 months) following the Corporation’s effective date of registration. Grantee will execute and deliver such other agreements that are reasonably requested by the Corporation or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto, and the Corporation may impose stop-transfer instructions with respect to Grantee’s Shares until the end of such specified period.

     9. SECURITIES LAW REQUIREMENTS

     (a) Legality of Issuance. No Shares shall be issued pursuant to an Award unless and until the Corporation has determined that:

          (1) it and the Grantee have taken all actions required to register the Shares under the Act, or to perfect an exemption from the registration requirements of the Act or any state or other securities laws;

          (2) any applicable listing requirement of any stock exchange on which the Stock is listed has been satisfied; and

          (3) all other applicable provisions of Federal, state or any other law have been satisfied.

     Regardless of whether the issuance of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the issuance of Shares under the Plan is not registered under the Act but an exemption is available that requires an investment representation or other representation, each Grantee shall be required to represent that the Shares are being acquired for investment, and not with a view to sale or distribution, and to make any other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and any other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, OR (ii) IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

     Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on all persons.

     (b) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the issuance of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action to cause the issuance of Shares under the Plan to comply with any law.

     (c) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares issued under the Plan is no longer required, the holder of the certificate shall be entitled to exchange the certificate for a certificate representing the same number of Shares but lacking the legend.

     10. LEGENDS

     The Corporation reserves the right to cause appropriate legends to be imprinted on the certificates representing Shares to reflect all restrictions and limitations referred to in this Plan.

     11. AMENDMENT OF THE PLAN

     The Board may from time to time, with respect to any Shares at the time not subject to Awards, suspend, discontinue, or terminate the Plan or revise or amend it in any respect whatsoever. No amendment may materially adversely affect a previously granted Award without the consent of the Grantee.

     12. NUMBER AND GENDER

     The masculine, feminine, and neuter, wherever used in the Plan or in any Award Agreement, shall refer to either the masculine, feminine, or neuter. Unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     13. GOVERNING LAW

     The laws of the State of Georgia (without regard to conflict of laws provisions) shall govern all matters relating to this Plan, except to the extent superseded by Federal law.

     14. EXECUTION

     To record the adoption of the Plan by the Board on September 20, 2004, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

     IN WITNESS WHEREOF, this restricted stock plan is executed by duly authorized officers, as of September 20, 2004.

INTERCONTINENTALEXCHANGE, INC.

By	/s/ Jeffrey C. Sprecher

Jeffrey C. Sprecher, Chairman and Chief
Executive Officer

By	/s/ Johnathan H. Short

Johnathan H. Short, Secretary

[Seal]